Pricing Supplement Dated May 11, 2009				Rule 424 (b) (3)

(To Prospectus Dated January 16, 2009)				File No. 333-156775

GMAC LLC
Demand Notes - Floating Rate

Annual Yield:	3.80%

Effective Dates:	5-11-2009	through	5-17-2009